UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 13, 2005

Commission File No. 1-14778

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1691 Michigan Ave., Suite 435 Miami, FL		33139
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2005, the American Stock Exchange (“AMEX”) notified DOR BioPharma, Inc. (the “Company”) that after review of the Company’s Compliance plan submitted on December 30, 2004, and after review of the submission dated July 6, 2005, it has determined that, in accordance with Section 1009 of the Company Guide, the period to regain compliance has been extended to October 15, 2005. This extension is granted in order to regain compliance with the continued listing standard of Section 1003 (a)(iii) of the Company Guide with shareholder’s equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

The Company must continue to provide the staff of AMEX with updates in conjunction with the initiatives under the plan as appropriate or requested. The Company will be subject to periodic review by the Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the American Stock Exchange.

A copy of the press release announcing the notice is attached as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.  Title

99.1   Press release issued by DOR BioPharma, Inc. on July 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                DOR BIOPHARMA, INC.
                                              By:           /s/ Michael T. Sember
                                  Name:            Michael T. Sember
                                                  Title:              President and Chief Executive Officer

Dated: July 13, 2005

Exhibit Index

Exhibit
Number  Description of Exhibits

99.1         Press Release of Registrant dated July 13, 2005